EXHIBIT 99.1

THE HOME DEPOT ANNOUNCES THIRD QUARTER 2006 RESULTS
Sales of $23.1 billion
Net earnings of $1.5 billion
Earnings per share of $0.73
ATLANTA, November 14, 2006 — The Home Depot®, the world’s largest home improvement retailer, today reported third quarter net earnings of $1.5 billion, or 73 cents per diluted share, compared with $1.5 billion, or 72 cents per diluted share in the same period in fiscal 2005.
Sales for the third quarter of fiscal 2006 totaled $23.1 billion, an 11.3 percent increase from the third quarter of fiscal 2005.
Total sales in the retail segment grew 1.1 percent to $19.7 billion. Comparable store sales declined 5.1 percent in the third quarter. The U.S. retail home improvement market has slowed significantly due to a slowing overall economy, declining home prices and equity extraction, and slowing housing turnover.
Total sales in HD SupplySM grew by 159 percent to $3.5 billion, driven by acquisitions as well as organic growth.
“In the face of a very challenging housing environment, our associates showed an unwavering focus on taking care of our customers, and I want to thank them for their hard work and dedication, ” said Bob Nardelli, chairman, president & CEO. “Our sales performance was softer than we anticipated, but I believe we are making the right decisions to strengthen our core retail business and build our HD Supply platform to ensure that we emerge even stronger when the housing cycle rebounds.”
In August, The Home Depot outlined an accelerated store reinvestment program designed to enhance the customer experience, including a richer store staffing model, a rapid refresh program to reset 100 bays in 540 stores, and a $30 million customer service incentive program for associates and stores. The Company is investing an additional $350 million in the second half of the year in support of these programs, demonstrating a significant commitment to its retail operations.
“We will continue to use our strong balance sheet to reinvest in our retail stores and return value to our shareholders,” said Carol Tomé, executive vice president and CFO. “Our disciplined approach to capital allocation resulted in a return on invested capital of 22.3 percent, up 50 basis points from the third quarter of fiscal 2005.”
In the third quarter, the Company repurchased 24 million shares. Since its share repurchase program began in 2002, the Company has repurchased 372 million, or approximately 16 percent, of its outstanding shares and spent $13.3 billion under its $17.5 billion authorization.
Enhancing the Core
“Despite the slowing home improvement market, we gained market share in key categories, including hand tools and accessories, tractors, patio furniture, hard flooring and appliances,” said Craig Menear, senior vice president, Merchandising. “For the remainder of the year, customers can expect to see innovative merchandise — including a significant expansion of our holiday décor — and a compelling value proposition across all categories.”
During the quarter, the Company launched several new exclusive product lines, including:
•	LG® SteamWasher™ Wild Cherry red-steam washer and dryer offering energy efficiency and water conservation

•	Maytag® Epic™ washer and dryer — the washer reduces noise and vibrations, and the dryer reduces fabric snagging

•	Puresque™ carpet collection by Beaulieu® — carpet that is designed to resist stains and reduce odors in your home

•	n:vision™ CFL light bulbs — compact florescent bulbs that last 10 times longer than traditional incandescent bulbs and are four times more energy efficient
Extending the Business
During the quarter, the Company opened 26 new stores, including one relocation, with two new stores in Canada and one new store in Mexico, bringing the total store count to 2,104. As of the end of the quarter, approximately 10 percent of the Company’s store base was in Canada and Mexico, as compared to 8.9 percent for the same period last year. As in the United States, the Company continues to be the market leader in Canada and Mexico.
The Company’s retail Home Services business grew sales by 11.3 percent to $1 billion in the third quarter of fiscal 2006. Categories such as countertops, HVAC and exterior patio reported solid growth. In addition, during the third quarter, the Company acquired Jubilee Home SolutionsSM, a full-service bath remodeling business currently serving four markets: Dallas, Denver, Minneapolis and Kansas City.
Expanding the Market
During the quarter, HD SupplySM experienced 159 percent sales growth and accounted for approximately 15 percent of the Company’s consolidated sales. The Home Depot made three acquisitions that will be integrated into HD Supply, which provides professional customers with a continuum of products and services, from infrastructure through construction to lifetime maintenance:
•	Burrus Contractors SupplySM, a distributor of concrete accessories, forming systems and fabricated rebar with three locations in Texas and Louisiana

•	Edson Electric SupplySM, an Arizona-based electrical distributor that operates 11 locations throughout the state

•	Grafton Utility SupplySM, a leading electrical utility distributor in Canada
Outlook
“We are committed to customer service in both our retail and supply businesses,” said Nardelli. “The Home Depot will use our stellar financial position to invest for our customers, our business and our shareholders.”
Based on the Company’s current outlook, the Company believes that its fiscal 2006 sales will grow by approximately 12 percent and diluted earnings per share will grow by 4-5 percent over fiscal 2005.
Stock Option Review
The Company’s Board of Directors, through a subcommittee of its Audit Committee, continues to review the Company’s historical stock option practices, with the assistance of independent outside counsel. As previously disclosed, the staff of the Securities and Exchange Commission commenced an informal inquiry into the Company’s stock option practices, and the U.S. Attorney for the Southern District of New York also requested information on the subject. The Company is continuing to cooperate with these agencies.
While the Company cannot predict the outcome of these matters, it does not believe that such matters will result in a material adverse impact on the Company’s financial position or results of operations.
The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at homedepot.com under the Investor Relations section.
At the end of the third quarter, the Company operated a total of 2,104 retail stores, which included 1,854 The Home Depot stores in the United States (including the Commonwealth of Puerto Rico and the territory of the U.S. Virgin Islands), 145 stores in Canada, and 58 stores in Mexico. The Company also operates 34 EXPO Design Center® locations, 11 The Home Depot Landscape Supply® stores, and two The Home Depot Floor Stores. Through its HD SupplySM businesses, The Home Depot is also one of the largest diversified wholesale distributors in the United States, with more than 950 branches, including 11 HD Supply Repair and Remodel (formerly Contractors’ Warehouse) locations in the United States and Canada offering products and services for building, improving and maintaining homes, businesses and municipal infrastructures. The Company employs approximately 355,000 associates and has been recognized by FORTUNE® magazine as the No. 1 Most Admired Specialty Retailer and the No. 13 Most Admired Corporation in America for 2006. The Home Depot’s stock is traded on the New York Stock Exchange® (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor’s® 500 index. HDE
Certain statements contained herein, including any statements related to Net Sales growth, comparable store sales, impact of cannibalization, commodity price inflation and deflation, implementation of store initiatives, protection of intellectual property rights, Net Earnings performance, including Depreciation and Amortization expense, earnings per share, stock-based compensation expense, store openings and closures, capital allocation and expenditures, the effect of adopting certain accounting standards, margins, return on invested capital, the growth of HD Supply, our ability to successfully operate in a non-retail industry, management of our purchasing or customer credit policies, strategic direction and the demand for our products and services, constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on currently available information and are based on our current expectations and projections about future events. These risks and uncertainties include, but are not limited to: economic conditions in North America; our ability to develop relationships with a sufficient number of qualified suppliers; changes in our cost structure, including fluctuating commodity prices; the availability of sourcing channels consistent with our strategy of differentiation; conditions affecting new store development, such as our ability to find suitable store locations, obtain required permits and open stores on schedule; conditions affecting customer transactions and average ticket, including, but not limited to, weather conditions; the success of our technology initiatives in improving and streamlining operations and customers’ in-store experience; our ability to identify and respond to evolving trends in demographics and consumer preferences; our ability to design stores that appeal to customers; the costs of redesigning stores in light of evolving customer expectations; the success of new store formats and businesses; the relative success of our expansion strategy, including our ability to identify acquisition opportunities, particularly in markets outside the United States, and our ability to complete acquisitions on financially attractive terms and integrate them with our other businesses; our ability to successfully integrate Hughes Supply, Inc.® with our other businesses; our ability to create appropriate distribution channels for key sales platforms; our ability to successfully execute our online strategy; our ability to attract, train and retain highly qualified associates; the impact of new accounting standards; subjective assumptions, estimates and judgments by management related to complex accounting matters; decisions by management related to possible asset impairments; the impact of competition; regulation, government inquiries or investigations and litigation matters; and possible restatement or adjustment of financial statements. Undue reliance should not be placed on such forward-looking statements, as they speak only as of the date hereof and we undertake no obligation to update these statements to reflect subsequent events or circumstances except as may be required by law. Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended January 29, 2006.
###

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Jerry Shields
Vice President of Investor Relations	(770) 384-2741, jerry_shields@homedepot.com
(770) 384-2666	Paula Smith
diane_dayhoff@homedepot.com	(941) 488-1289, paula_c_smith@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE AND NINE MONTHS ENDED OCTOBER 29, 2006 AND OCTOBER 30, 2005
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-29-06	10-30-05	(Decrease)	10-29-06	10-30-05	(Decrease)
NET SALES	$23,085	$20,744	11.3%	$70,572	$62,022	13.8%
Cost of Sales	15,548	13,781	12.8	47,427	41,295	14.8

GROSS PROFIT	7,537	6,963	8.2	23,145	20,727	11.7

Operating Expenses:
Selling, General and Administrative	4,613	4,119	12.0	13,754	12,353	11.3
Depreciation and Amortization	454	371	22.4	1,320	1,059	24.6

Total Operating Expenses	5,067	4,490	12.9	15,074	13,412	12.4

OPERATING INCOME	2,470	2,473	(0.1)	8,071	7,315	10.3

Interest Income (Expense):
Interest and Investment Income	6	17	(64.7)	23	54	(57.4)
Interest Expense	(98)	(38)	157.9	(265)	(108)	145.4

Interest, net	(92)	(21)	338.1	(242)	(54)	348.1

EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,378	2,452	(3.0)	7,829	7,261	7.8

Provision for Income Taxes	888	914	(2.8)	2,993	2,708	10.5

NET EARNINGS	$1,490	$1,538	(3.1)%	$4,836	$4,553	6.2%

Weighted Average Common Shares	2,043	2,130	(4.1)%	2,074	2,145	(3.3)%
BASIC EARNINGS PER SHARE	$0.73	$0.72	1.4%	$2.33	$2.12	9.9%

Diluted Weighted Average Common Shares	2,050	2,138	(4.1)%	2,081	2,154	(3.4)%
DILUTED EARNINGS PER SHARE	$0.73	$0.72	1.4%	$2.32	$2.11	10.0%

SELECTED HIGHLIGHTS	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-29-06	10-30-05	(Decrease)	10-29-06	10-30-05	(Decrease)
Number of Customer Transactions (1)	332	329	0.9%	1,026	1,022	0.4%
Average Ticket (1)	$58.33	$58.92	(1.0)	$59.69	$58.21	2.5
Weighted Average Weekly Sales per Operating Store (000’s) (1)	$710	$765	(7.2)	$760	$793	(4.2)
Square Footage at End of Period (1)	221	208	6.3	221	208	6.3
Capital Expenditures	$1,007	$1,018	(1.1)	$2,510	$2,853	(12.0)
Depreciation and Amortization (2)	$492	$405	21.5%	$1,424	$1,134	25.6%

(1)	Includes retail segment only.

(2)	Includes depreciation of distribution centers and tool rental equipment included in Cost of Sales and amortization of deferred financing costs included in Interest Expense.

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF OCTOBER 29, 2006 AND JANUARY 29, 2006
(Amounts in Millions)

	10-29-06	1-29-06
	(Unaudited)	(Audited)
ASSETS
Cash and Short-Term Investments	$617	$807
Receivables, net	3,593	2,396
Merchandise Inventories	13,707	11,401
Other Current Assets	923	742

Total Current Assets	18,840	15,346

Property and Equipment, net	26,193	24,901
Goodwill	6,173	3,286
Other Assets	1,422	949

TOTAL ASSETS	$52,628	$44,482

LIABILITIES AND STOCKHOLDERS’ EQUITY
Short-Term Debt	$1,469	$900
Accounts Payable	8,670	6,032
Accrued Salaries and Related Expenses	1,323	1,176
Current Installments of Long-Term Debt	17	513
Other Current Liabilities	4,649	4,280

Total Current Liabilities	16,128	12,901

Long-Term Debt	6,671	2,672
Other Long-Term Liabilities	2,071	2,000

Total Liabilities	24,870	17,573

Total Stockholders’ Equity	27,758	26,909

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,628	$44,482

THE HOME DEPOT, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
FOR THE THREE AND NINE MONTHS ENDED OCTOBER 29, 2006 AND OCTOBER 30, 2005
(Unaudited)
(Amounts in Millions)

	Three Months Ended		% Increase	Nine Months Ended		% Increase
	10-29-06	10-30-05	(Decrease)	10-29-06	10-30-05	(Decrease)
NET SALES:
Retail (a)	$19,650	$19,433	1.1%	$61,622	$59,257	4.0%
Supply	3,529	1,362	159.1	9,153	2,840	222.3
Eliminations/Other (b)	(94)	(51)	84.3	(203)	(75)	170.7

Net Sales	$23,085	$20,744	11.3%	$70,572	$62,022	13.8%

OPERATING INCOME:
Retail (a)	$2,231	$2,362	(5.5)%	$7,429	$7,127	4.2%
Supply	245	113	116.8	657	200	228.5
Eliminations/Other (b)	(6)	(2)	200.0	(15)	(12)	25.0

Operating Income	$2,470	$2,473	(0.1)%	$8,071	$7,315	10.3%

(a)	Includes all retail stores, Home Depot Direct and retail installation services.

(b)	Includes elimination of intersegment sales and unallocated corporate overhead.